                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                               NO. 30217 OF 1975

                               -----------------

                                   FORM I. R.


     I HEREBY CERTIFY THAT RAINBOW INVESTMENT LIMITED IS THIS DAY INCORPORATED UNDER THE COMPANIES ACT, 1956 (NO. 1 OF 1956) AND THAT THE COMPANY IS LIMITED.

     GIVEN UNDER MY HAND AT CALCUTTA THIS EIGHTH DAY OF SEPTEMBER ONE THOUSAND NINE HUNDRED AND SEVENTY FIVE.


                                                                            Sd/-
                                                              P. R. MUKHOPADHYAY

                                                         Registrar of Companies,

                                                                     West Bengal

                                                                    C. No. 30217


                 FRESH CERTIFICATE OF INCORPORATION CONSEQUENT
                               ON CHANGE OF NAME

                               -----------------

In the Office of the Registrar of Companies West Bengal

                  [Under the Companies Act, 1956 (1 of 1956)]

IN THE MATTER OF* Rainbow Investment Limited


     I hereby certify that Rainbow Investment Limited, which was originally incorporated on 8th day of September 1975 under the Companies Act, 1956 and under the name Rainbow Investment Limited, having duly passed the necessary resolution in terms of section 21 of Companies Act, 1956 and the approval of the Central Government signified in writing having been accorded thereto in the Ministry of Law & Justice & Companies Affairs, Department of Company Law Affairs (C.L.A) Regional Director Eastern Region order No. PD/T/5651 dated 6th October 1976 the name of the said company is this day changed to Sterlite Cables Limited, and this certificate is issued pursuant to section 23 (1) of the said Act.

     Given under my hand at Calcutta this day of 19th October 1976 (One thousand nine hundred Seventy Six.)

    The Seal of the                                                         Sd/-
 Registrar of Companies                           Asstt. Registrar of Companies.
      West Bengal.                                                   West Bengal

                                                              No. 21833 of 1979.


                                   Form I.R.

                  CERTIFICATE OF REGISTRATION OF THE ORDER OF
               CONFIRMING TRANSFER OF THE REGISTERED OFFICE FROM
                              ONE STATE TO ANOTHER

                     C.L.B. EASTERN REGION BENCH, CALCUTTA


     The STERLITE CABLES LIMITED traving by special resolution altered the provisions of its Memorandum of Association with respect to the place of the registered office by changing it from the state of WEST BENGAL to the state of MAHARASHTRA and such alteration having been confirmed by an order of C.L.B. EASTERN REGION BENCH, CALCUTTA bearing date the 16th OCTOBER, 1978.

     I hereby certify that a certified copy of the said order has this day been registered.

     Given under my hand at BOMBAY this TWENTYNINTH day of OCTOBER One thousand nine hundred and SEVENTYNINE.


                                                                            Sd/-
        The Seal of                                    (T.S.V. PANDURANGA SARMA)
  the Registrar of Companies
        Maharashtra                                    A. Registrar of Companies

                                  No. 21833/TA


                       FRESH CERTIFICATE OF INCORPORATION
                          CONSEQUENT ON CHANGE OF NAME

In the office of the Registrar of Companies, Maharashtra, Bombay.

In the matter of * STERLITE CABLES LIMITED.

     I hereby approve and signify in writing under section 21 of the Companies Act, 1956 (Act 1 of 1956) read with the Government of India, Department of Company Affairs Notification No. G.S.R. 507E dated the 24th June 1985 the change of name of the company from STERLITE CABLES LIMITED.


to STERLITE INDUSTRIES (INDIA) LIMITED.

and

     I hereby certify that STERLITE CABLES LIMITED which was originally incorporated on EIGHTH day of SEPTEMBER 1975 under the **
COMPANIES Act 1956, and under the name RAINBOW INVESTMENT LIMITED, having duly passed the necessary resolution in terms of section 21/22(1)(c)/22(1)(b) of the Companies Act, 1956 the name of the said company is this day changed to STERLITE INDUSTRIES (INDIA) LIMITED and this certificate is issued pursuant to section 23(1) of the said Act.

     Given under my hand at BOMBAY this TWENTY EIGHTH day of FEBRUARY 1986 (One Thousand Nine Hundred Eighty Six).


                                                                            Sd/-
        The Seal of                                           (V. RADHAKRISHNAN)
  the Registrar of Companies,                       ADDL. REGISTRAR OF COMPANIES
        Maharashtra                                          MAHARASHTRA, BOMBAY


Note: 1. *   Here give the name of the company as existing prior to the change.

      2. ** Here give the name of the Act(s) under which the company was originally registered and incorporated.